Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-88008 and 333-140569) and Form S-8 (File Nos. 33-44547, 33-82782, 333-43024, 333-42383 and 33-101571) of Osteotech, Inc. and Subsidiaries (the “Company”) of our report dated March 25, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form
10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 14, 2007